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                                                                    Exhibit (24)




July 25, 1997

Mr. Alan M. Wright and
Mr. Thomas A. McNish
Consumers Energy Company
212 West Michigan Avenue
Jackson, MI 49201

We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment or amendments thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the proposed issue and sale of one or more of the Preferred Securities of a statutory business trust formed under the laws of the State of Delaware and the Subordinated Debt Securities and Guarantee related thereto, Secured Debt Securities or Unsecured Debt Securities.

Very truly yours,



/s/ William T. McCormick, Jr.                   /s/ Michael G. Morris
---------------------------                     ----------------------------
William T. McCormick, Jr.                       Michael G. Morris



                                                /s/ William U. Parfet
---------------------------                     ----------------------------
John M. Deutch                                  William U. Parfet



/s/ James J. Duderstadt                         /s/ Percy A. Pierre
---------------------------                     ----------------------------
James J. Duderstadt                             Percy A. Pierre



/s/ Kathleen R. Flaherty
---------------------------                     ----------------------------
Kathleen R. Flaherty                            Kenneth Whipple



/s/ Victor J. Fryling                           /s/ John B. Yasinsky
---------------------------                     ----------------------------
Victor J. Fryling                               John B. Yasinsky



/s/ Earl D. Holton
---------------------------
Earl D. Holton



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Extract from Minutes of a Meeting of the Board of Directors of Consumers Energy
Company (the "Company"), held July 25, 1997.

                              - - - - - - - - - -

Proposed Issue and Sale of Securities

          At a meeting of the Board of Directors of the Company held on January 25, 1997, resolutions were adopted authorizing the Company to issue and sell, from time to time, up to $500 million net aggregate principal amount of secured or unsecured debt securities, including but not limited to debentures, notes, first mortgage bonds or other evidence of indebtedness, or any combinations of the foregoing (collectively, the "Long-Term Securities"), for the purpose of having funds available to refinance or refund existing long-term securities. In addition to the Long-Term Securities, it is recommended that the Company be authorized to offer, from time to time, at private placement or public sale, for the best price or terms, the following additional securities: (i) the preferred securities ("Preferred Securities") of one or more Delaware statutory business trusts (the "Trust"), (ii) the Company's guarantee of Preferred Securities of the Trust, and (iii) subordinated debentures issued solely in connection with the sale of the Preferred Securities (collectively, the "Additional Securities"). One or more trusts would be formed as a Delaware statutory business trust of which the Company would be the sponsor. The Trust may offer Preferred Securities representing interests in the Trust. The resolutions adopted by the Board on January 25, 1997 should be amended to reflect the authority for such Additional Securities. The matter should be fully discussed.

          Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

               RESOLVED: That the resolutions adopted by the Board of Directors on January 25, 1997 with respect to the Long-Term Securities be amended to reflect the Additional Securities and the formation of one or more Delaware statutory business trusts of which the Company would be the sponsor. The Trust may offer Preferred Securities representing interests in the Trust. All other resolutions adopted by the Board at the January 25, 1997 meeting with respect to the proposed issue and sale of debt securities remain in full force and effect and apply equally in all respects to the Additional Securities; and

               RESOLVED FURTHER: That Messrs. Alan M. Wright, Thomas A. McNish and Mrs. Doris F. Galvin (or successor(s) appointed, in writing, by the Chairman of the Board, Vice Chairman of the Board or the President of the Company, and filed in the Corporate Secretary's office) are appointed to serve, at the Company's request, and are authorized and empowered, for and on behalf of the Company, to act as the Company's trustees in accordance with the declaration of trust, and any amendments thereto, of the trust; and

               RESOLVED FURTHER: That the above-designated Company trustees, and each of them, are authorized and empowered, to execute and deliver all documents, papers, applications, agreements and instruments, including but not limited to, a declaration of trust, and any amendments thereto, and to do all acts and things they deem necessary or appropriate and as counsel may advise to carry out the intent and purpose of the foregoing resolutions; and

               RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized and empowered to execute and deliver on behalf of the Company (i) an indenture or indentures, including one or more supplements to any indenture, under the corporate seal to be thereto affixed and attested by the Secretary, with the trustee or trustees appointed, and (ii) Company guarantee or guarantees relating to Trust securities; each in the form approved or authorized by the Special Committee, and such indenture or indentures, supplement or supplements, and guarantee or guarantees to be in such form and content and bear such date as may be approved by the officer of the Company executing the same, such approval to be conclusively evidenced by the execution of said indenture or indentures, supplement or supplements, guarantee or guarantees; and

               RESOLVED FURTHER: That the officers of the Company, and each of them are authorized to execute, in addition to underwriting agreements, purchase agreements, or any other type of agreements between the Company and the underwriter or representatives of the underwriters (or any agents) or any other purchaser appointed or named in such agreement or agreements, as they may deem appropriate for the proposed sale of the Long-Term Securities and Additional Securities.

                              - - - - - - - - - -
I, Thomas A. McNish, Vice President and Secretary of Consumers Energy Company, CERTIFY that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of Consumers Energy Company duly held on July 25, 1997, at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.


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IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the
Company this 25th day of July 1997.




                                                     /s/ Thomas A. McNish
                                                ------------------------------
     ( S E A L )                                       Thomas A. McNish
                                                 Vice President and Secretary


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Extract from Minutes of a Meeting of the Board of Directors of Consumers Power
Company (the "Company"), held January 25, 1997.

                              - - - - - - - - - -

Proposed Issue and Sale of Debt Securities

          To have funds available for purposes of refinancing or refunding existing long-term securities, management of the Company recommended that the Company offer, from time to time, at private placement or public sale, up to $500 million net aggregate principal amount of secured or unsecured debt securities, including but not limited to debentures, notes, first mortgage bonds or other evidence of indebtedness, or any combination of the foregoing. The final maturity date for all such securities may not exceed 30 years from the date of issue, and all such securities must be issued no later than November 30, 1998. Management further recommended the appointment of a Special Committee to take any and all action to facilitate the proposed offering, and to assure that the securities are sold for the best price and on the best terms obtainable in the judgment of the Special Committee of the Board of Directors appointed for such purposes. Authority to issue such securities was approved by the Federal Energy Regulatory Commission on November 27, 1996 in Docket No. ES97-7-000. The matter was fully discussed.

          Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

                         RESOLVED:  That the Board of Directors approves the
             issue and sale, from time to time, at private placement or public sale, of up to $500 million net aggregate principal amount of secured or unsecured debt securities, including but not limited to debentures, notes, first mortgage bonds or other evidence of indebtedness, or any combination of the foregoing, as discussed at the meeting, each to be sold for the best price and on the best terms obtainable in the judgment of a Special Committee of the Board of Directors appointed for such purposes. The final maturity date for all such securities may not exceed 30 years from the date of issue, and all such securities must be issued no later than November 30, 1998; and

                         RESOLVED FURTHER:  That Mr. Victor J. Fryling with Mr.
             Michael G. Morris, as alternate, is appointed to a Special Committee of this Board of Directors, which shall have the full authority to act on behalf of the Board for the purposes stated in the foregoing resolution with respect to (a) determining the offering price, any underwriting discounts and the proceeds to the Company, and (b) authorizing the officers to take such further actions as they may deem advisable to carry out the issue and sale of such securities; and

                         RESOLVED FURTHER:  That the officers of the Company,
             and each of them, in their discretion on its behalf, are authorized to execute and file a Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issue and sale of not more than $500 million aggregate principal amount of debt securities, in such form as may be approved by the officers executing the same, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments, including post-effective amendments; and

                         RESOLVED FURTHER:  That, it may be desirable for the
             securities to be qualified or registered for sale in various jurisdictions; therefore, the officers of the Company, and each of them, are authorized and directed to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Company as they may deem advisable; to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith, to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers or any of them of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company; and

                         RESOLVED FURTHER:  That the officers of the Company,
             and each of them, are authorized to cause the Company to make application to the New York Stock Exchange, or on such other exchange as the officers may decide, for the listing on such Exchange, upon notice of issuance, of not more than $500 million aggregate principal amount of securities of the Company; that Messrs. Alan M. Wright and Thomas A. McNish are, and each of them is, designated to represent the Company in connection with any application or
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               applications for listing and to appear on behalf of the Company before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application(s) or in any agreements or other papers relating thereto as may be necessary or appropriate to conform with the requirements for listing; and

                         RESOLVED FURTHER:  That the officers of the Company,
               and each of them, in their discretion and on its behalf, are authorized and empowered to execute one or more underwriting agreements as they may deem appropriate for the proposed sale of the aforementioned securities; and

                         RESOLVED FURTHER:  That the officers of the Company,
               and each of them, are authorized and empowered to execute and deliver all other documents, papers, applications, agreements and instruments by or on behalf of the Company and to do all acts and things they deem necessary or appropriate and as counsel may advise to carry out the intent and purpose of the foregoing resolutions.

                              - - - - - - - - - -

I, Thomas A. McNish, Vice President and Secretary of Consumers Power Company, CERTIFY that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of Consumers Power Company duly held on January 25, 1997, at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 25th day of July 1997.




                                                      /s/ Thomas A. McNish
                                                 ------------------------------
     ( S E A L )                                         Thomas A. McNish
                                                  Vice President and Secretary